AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment to the Fund Participation Agreement (“Agreement”) dated the 1st day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the “Trust”), and The Lincoln National Life Insurance Company, an Indiana insurance company (the “Company”) is effective as of May 1, 2014.

AMENDMENT

WHEREAS, the parties wish to amend Schedule 2 to the Agreement and replace it in its entirety.

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Trust agree to amend the Agreement as follows:

1.	Schedule 2 of this Agreement shall be deleted and replaced with the attached Schedule 2.

2.	All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

Date: April 15, 2014	By:	/s/ Kevin J. Adamson
Kevin J Adamson
Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Date: April 15, 2014	By:	/s/ William P. Flory, Jr.
William P. Flory, Jr.
Vice President

SCHEDULE 2

Funds

As of May 1, 2014

Fund Name
LVIP American Balanced Allocation Fund

LVIP American Century VP Mid Cap Value RPM Fund

LVIP American Global Growth Fund

LVIP American Global Small Capitalization Fund

LVIP American Growth Fund

LVIP American Growth-Income Fund

LVIP American Growth Allocation Fund

LVIP American Income Allocation Fund
LVIP American International Fund

LVIP American Preservation Fund

LVIP AQR Enhanced Global Strategies Fund

LVIP Baron Growth Opportunities Fund

LVIP BlackRock Emerging Markets RPM Fund

LVIP BlackRock Equity Dividend RPM Fund

LVIP BlackRock Global Allocation V.I. RPM Fund
LVIP BlackRock Inflation Protected Bond Fund

LVIP BlackRock Multi-Asset Income Fund

LVIP Capital Growth Fund

LVIP Clarion Global Real Estate Fund

LVIP ClearBridge Variable Appreciation RPM Fund

LVIP Columbia Small-Mid Cap Growth RPM Fund

LVIP Delaware Bond Fund

LVIP Delaware Diversified Floating Rate Fund

LVIP Delaware Foundation Aggressive Allocation Fund

LVIP Delaware Foundation Conservative Allocation Fund

LVIP Delaware Foundation Moderate Allocation Fund

LVIP Delaware Growth and Income Fund

LVIP Delaware Social Awareness Fund

LVIP Delaware Special Opportunities Fund

LVIP Dimensional U.S. Equity Fund

LVIP Dimensional Non-U.S. Equity Fund

LVIP Dimensional/Vanguard Total Bond Fund

LVIP Franklin Mutual Shares VIP RPM Fund

LVIP Franklin Templeton Multi-Asset Opportunities Fund

Fund Name
LVIP Global Income Fund

LVIP Goldman Sachs Income Builder Fund

LVIP Invesco Diversified Equity-Income RPM Fund

LVIP Invesco V.I. Comstock RPM Fund

LVIP JPMorgan Mid Cap Value RPM Fund

LVIP JPMorgan High Yield Fund

LVIP Managed Risk American Balanced Allocation Fund

LVIP Managed Risk American Growth Allocation Fund

LVIP Managed Risk Profile Conservative Fund

LVIP Managed Risk Profile Moderate Fund

LVIP Managed Risk Profile Growth Fund

LVIP Managed Risk Profile 2010 Fund

LVIP Managed Risk Profile 2020 Fund

LVIP Managed Risk Profile 2030 Fund

LVIP Managed Risk Profile 2040 Fund

LVIP Managed Risk Profile 2050 Fund

LVIP MFS International Growth Fund

LVIP MFS International Growth RPM Fund

LVIP MFS Value Fund

LVIP Mid-Cap Value Fund

LVIP Mondrian International Value Fund

LVIP Money Market Fund

LVIP Multi-Manager Global Equity RPM Fund

LVIP PIMCO Low Duration Bond Fund

LVIP SSgA Bond Index Fund

LVIP SSgA Conservative Index Allocation Fund

LVIP SSgA Conservative Structured Allocation Fund

LVIP SSgA Developed International 150 Fund

LVIP SSgA Emerging Markets 100 Fund

LVIP SSgA Global Tactical Allocation RPM Fund

LVIP SSgA International Index Fund

LVIP SSgA International RPM Fund

LVIP SSgA Large Cap 100 Fund

LVIP SSgA Large Cap RPM Fund

LVIP SSgA Moderate Index Allocation Fund

LVIP SSgA Moderate Structured Allocation Fund

LVIP SSgA Moderately Aggressive Index Allocation Fund

LVIP SSgA Moderately Aggressive Structured Allocation Fund

Fund Name
LVIP SSgA S&P 500 Index Fund

LVIP SSgA Small-Cap RPM Fund

LVIP SSgA Small-Cap Index Fund

LVIP SSgA Small-Mid Cap 200 Fund

LVIP T. Rowe Price Growth Stock Fund

LVIP T. Rowe Price Structured Mid-Cap Growth Fund

LVIP Templeton Growth RPM Fund

LVIP UBS Large Cap Growth RPM Fund

LVIP Vanguard Domestic Equity ETF Fund

LVIP Vanguard International Equity ETF Fund

LVIP VIP Contrafund® RPM Portfolio

LVIP VIP Mid Cap RPM Portfolio